UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2014

CEREPLAST, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2213 Killion Avenue, Seymour, Indiana		47274
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 220 5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 6, 2014, the Company reported on Form 8-K that effective February 5, 2014 filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority (“FINRA”) for every 50 shares of common stock then owned shall receive one share of common stock (the Reverse Stock Split).

Current Status and Update

The Company, having submitted its filing process and completing same, has been notified by FINRA that the Reverse Stock Split will become effective on Friday, February 21, 2014 (the “Effective Date”) and will cause every fifty (50) shares of the Company's common stock issued and outstanding to be combined into one (1) issued and outstanding share of common stock.

A new trading symbol will be assigned by Financial FINRA in connection with the Reverse Stock Split.  Effective February 21, 2014, the Company’s common stock will commence trading under the new trading symbol, “CERPD”.   The Company’s trading symbol will revert to “CERPQ” within 20 business days.

The new CUSIP number for the corporate action is 156732406.

The Company’s transfer agent is:

Island Stock Transfer

15500 Roosevelt Boulevard, Suite 301

Clearwater, Florida 33760

Office phone: 727-289-0010 ext. 243
 Fax: 727-289-0069

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 19, 2014
CEREPLAST, INC.

/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer

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